Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-206484) of Biotie Therapies Corp. of our report dated March 22, 2016 relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Oy

Helsinki, Finland

March 22, 2016